EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERFORMANCE SPORTS GROUP REACHES SETTLEMENT WITH Q30 SPORTS

EXETER, N.H., Feb. 10, 2017 - Performance Sports Group Ltd. (OTC: PSGLQ) (“Performance Sports Group” or the “Company”), a leading developer and manufacturer of high performance sports equipment and apparel, today announced that it has reached a settlement with Q30 Sports, LLC to obtain Q30 Sports’ consent to the assignment of a license and related agreements to an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited (the “Purchaser”).

The assignment of the license and related agreements satisfies a condition to closing of the previously announced sale of substantially all of the assets of the Company and its North American subsidiaries to the Purchaser.

The Company continues to anticipate that the completion of the sale will occur on or about February 23, 2017, but not later than February 27, 2017, subject to the receipt of applicable regulatory approvals and the satisfaction or waiver of other customary closing conditions.

Additional Information
Additional information is available on the restructuring page of the Company’s website, www.PerformanceSportsGroup.com. For additional information, vendors and customers may call the Company's toll free hotline at 1-844-531-7079 in North America (603-610-5998 from outside North America).

About Performance Sports Group Ltd.
Performance Sports Group Ltd. (OTC: PSGLQ) is a leading developer and manufacturer of ice hockey, roller hockey, lacrosse, baseball and softball sports equipment, as well as related apparel and soccer apparel. The Company is the global leader in hockey with the strongest and most recognized brand, and is a leader in North America in baseball and softball. Its products are marketed under the BAUER, MISSION, MAVERIK, CASCADE, INARIA and EASTON brand names and are distributed by sales representatives and independent distributors throughout the world. In addition, the Company distributes its hockey products through its Burlington, Massachusetts and Bloomington, Minnesota Own The Moment Hockey Experience retail stores. For more information on the Company, please visit www.PerformanceSportsGroup.com.

Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to the anticipated closing of the transaction with the Purchaser, including the timing thereof.  The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s actual results to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the ability of the Company to satisfy the conditions to close the sale of substantially all of its assets and the assets of its North American subsidiaries to the Purchaser, the uncertainty involved in the bankruptcy proceedings, the liquidity and levels of indebtedness of the Company, including its ability to accurately forecast cash flow requirements, the business and financial affairs of the Company, the cooperation of the creditors of the Company, the Company’s ability to meet its ongoing obligations during the bankruptcy proceedings, the ability of the Company to maintain relationships with customers, vendors, retailers, business partners, employees and other third parties in light of the events leading up to and including the bankruptcy proceedings, the Company’s ability to obtain goods and services in a timely and cost effective manner, the Company’s ability to comply with its financial and other covenants and metrics in its debt agreements, as well as any cross-default provisions, the Company’s ability to obtain approval with respect to motions in the bankruptcy proceedings, the Court’s rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. Court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time the Company will operate under the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, which may interfere with the Company’s ability to develop and consummate the transactions described herein, the potential adverse effects of the bankruptcy proceedings on the Company’s liquidity, results of operations or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal and advisory costs related to the bankruptcy proceedings and other litigation and the inherent risks involved in the bankruptcy process, the timing and outcome of the results of the internal investigation being conducted on behalf of the audit committee of the board of directors of the Company in relation to the finalization of the Company’s financial statements and related certification process and the factors identified in the “Risk Factors” sections of the Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company's website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:
Steve Jones
Sr. Director, Corporate Communications
Tel 1-603-430-2111
media@performancesportsgroup.com